                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Effective December 21, 2001, we acquired 100% of the newly issued common stock of the reorganized Video Update under its plan of reorganization which was confirmed by the Bankruptcy Court on December 20, 2001. Video Update had been operating under Chapter 11 of the Bankruptcy Code since its voluntary bankruptcy filing on September 18, 2000. The acquisition of the newly issued common stock of Video Update was in satisfaction of all amounts owed by Video Update under a $6.5 million debtor-in-possession financing agreement between Video Update and us entered into in May 2001. In addition, we purchased senior secured debt of Video Update in May 2001 for $8.5 million, funded amounts due to secured and unsecured creditors in accordance with confirmation of the plan of reorganization totaling approximately $6.3 million, and assumed other post-bankruptcy filing liabilities of approximately $24.7 million. Video Update operates 324 video specialty stores in the United States and Canada.

     The unaudited pro forma statement of operations reflects the combination of the historical income statement of Movie Gallery for the fiscal year ended January 6, 2002, with the unaudited historical statement of operations of Video Update for the period from January 1, 2001 to December 20, 2001. The unaudited pro forma statement of operations was prepared as if the acquisition had occurred on January 1, 2001. The unaudited pro forma statement of operations is not necessarily indicative of the actual results of operations had the acquisition occurred as of January 1, 2001, nor does it purport to indicate the results of future operations. The unaudited pro forma statement of operations should be read in conjunction with the accompanying notes and the historical financial statements and notes of Movie Gallery and Video Update included elsewhere in this prospectus. You should also review "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The historical financial information of Video Update contained in this prospectus and used to create the pro forma financial data required by SEC regulations includes the results of operations of approximately 145 stores that were closed or disposed of by Video Update between January 1, 2001 and December 20, 2001. The historical financial information includes certain restructuring charges resulting from these closings and dispositions as well as the costs of operating the business during the bankruptcy proceedings. In addition, Video Update lacked certain internal accounting and management controls immediately prior to, and for a period of time following, the institution of bankruptcy proceedings and embezzlement and fraud may have been perpetrated by certain former officers of Video Update. Due to the factors described above, we believe that such historical and pro forma information may be of limited utility in considering the historical performance of Video Update and the impact of the acquisition on our future results.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 6, 2002

                                                  MOVIE            VIDEO         PRO FORMA
                                              GALLERY, INC.   UPDATE, INC.(a)   ADJUSTMENTS     PRO FORMA
                                              -------------   ---------------   -----------     ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Rentals...................................    $313,852         $  95,459       $     --       $409,311
  Product sales.............................      55,279            12,463             --         67,742
                                                --------         ---------       --------       --------
          Total revenues....................     369,131           107,922             --        477,053
Cost of sales:
  Cost of rental revenues...................      91,445            23,750         (4,940)(b)    110,255
  Cost of product sales.....................      35,002             9,346             --         44,348
                                                --------         ---------       --------       --------
Gross margin................................     242,684            74,826          4,940        322,450
Operating costs and expenses:
  Store operating expenses..................     171,409            78,780           (885)(c)    249,304
  General and administrative................      29,288(d)         11,178           (870)(c)     39,596
  Amortization of intangibles...............       6,656             1,255         (1,255)(e)      6,656
  Loss on store closures....................          --             6,646             --          6,646
  Property and equipment valuation charge...          --            18,248             --         18,248
  Goodwill valuation charge.................          --            62,334        (62,334)(e)         --
  Stock option compensation(f)..............       8,161                --             --          8,161
                                                --------         ---------       --------       --------
Operating income (loss).....................      27,170          (103,615)        70,284         (6,161)
Interest expense, net.......................      (2,736)             (216)          (524)(g)     (3,476)
Other income, net...........................          --               396             --            396
                                                --------         ---------       --------       --------
Income (loss) before reorganization items,
  income taxes and extraordinary item.......      24,434          (103,435)        69,760         (9,241)
Reorganization items........................          --            (2,226)            --         (2,226)
                                                --------         ---------       --------       --------
Income (loss) before income taxes and
  extraordinary item........................      24,434          (105,661)        69,760        (11,467)
Income taxes................................       9,901                --         (9,901)(h)         --
                                                --------         ---------       --------       --------
Net income (loss) before extraordinary
  item......................................    $ 14,533         $(105,661)      $ 79,661       $(11,467)
                                                ========         =========       ========       ========
Earnings (loss) per share before
  extraordinary item:
  Basic.....................................    $   0.56                                        $  (0.44)
                                                ========                                        ========
  Diluted...................................    $   0.53                                        $  (0.44)
                                                ========                                        ========
Weighted average shares outstanding:
  Basic.....................................      25,837                                          25,837
  Diluted...................................      27,220                                          25,837

                      See accompanying notes (unaudited).

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(a) Reflects the unaudited historical results of operations of Video Update for the period from January 1, 2001 to December 20, 2001.

(b) Reflects the change in the amortization of rental inventory resulting from the adjustment of rental inventory to fair value in conjunction with the purchase price allocation.

(c) Reflects the change in the depreciation of property, furnishings and equipment resulting from the adjustment of property, furnishings and equipment to fair value in conjunction with the purchase price allocation.

(d) Includes a $1.6 million nonrecurring charge related to the amendment of a supply agreement with Rentrak Corporation.

(e) Eliminates amortization of intangibles and goodwill valuation charges for the purchase price allocation.

(f) Represents the non-cash charge associated with stock options that were repriced in March 2001 and were subsequently required to be accounted for as variable stock options.

(g) Eliminates $216,000 of historical interest expense of Video Update and reflects $740,000 of interest expense for the additional advance under Movie Gallery's credit facility required to pay liabilities and long-term debt assumed in the acquisition.

(h) Reflects the elimination of income tax expense of Movie Gallery resulting from the benefit to Movie Gallery of the operating loss of Video Update.